Exhibit 5

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

May 17, 2017

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Re:	2006 Equity Incentive Plan

2017 Stock Incentive Plan

Ladies and Gentlemen:

We have assisted in the preparation of a Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-135696) (the “Initial Registration Statement”), the Registration Statement on Form S-8 (Registration No. 160171) (the “Second Registration Statement”) and Registration Statement on Form S-8 (333-183656) (the “Third Registration Statement” and, together with the Initial Registration Statement and the Second Registration Statement, the “Registration Statements”) to be filed by State Street Corporation, a Massachusetts corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Registration Statement registered 20,000,000 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), the Second Registration Statement registered 17,000,000 shares of Common Stock and the Third Registration Statement registered 15,500,000 shares of Common Stock, in each case, reserved for issuance pursuant to the Company’s 2006 Equity Incentive Plan, as amended (the “2006 Equity Incentive Plan”). The Amendment reflects that a portion of the shares of Common Stock registered under the Registration Statements (up to 28,500,000 shares) will become available for issuance under the Company’s 2017 Stock Incentive Plan, as approved by the Company’s shareholders on May 17, 2017 (the “2017 Stock Incentive Plan), pursuant to the terms of the 2017 Stock Incentive Plan (such shares of Common Stock are referred to herein as the “Carryover Shares”).

We have examined the Articles of Organization and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Amendment and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

Beijing    Berlin    Boston    Brussels    Denver     Frankfurt    London    Los Angeles    New York    Oxford    Palo Alto    Washington

State Street Corporation

May 17, 2017

We assume that the appropriate action will be taken, prior to the offer and sale of the Carryover Shares in accordance with the 2017 Stock Incentive Plan, to register and qualify the Carryover Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts.

It is understood that this opinion is to be used only in connection with the offer and sale of the Carryover Shares while the Registration Statements are in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Carryover Shares have been duly authorized for issuance and, when the Carryover Shares are issued and paid for in accordance with the terms and conditions of the 2017 Stock Incentive Plan, the Carryover Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Amendment in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Jonathan Wolfman
Jonathan Wolfman, a Partner